Aflac Incorporated 1st Quarter 2014 10-Q
EXHIBIT 10.6

SECOND AMENDMENT TO THE
AFLAC INCORPORATED EXECUTIVE DEFERRED COMPENSATION PLAN
(As amended and restated effective January 1, 2009)
THIS SECOND AMENDMENT to the Aflac Incorporated Executive Deferred Compensation Plan (the “Plan”) is made effective as of July 1, 2013, by the Administrative Committee of the Plan (the “Administrative Committee”).
WITNESSETH:
WHEREAS, Aflac Incorporated (the “Company”) has previously established the Plan for the benefit of its eligible employees and their beneficiaries; and
WHEREAS, pursuant to Section 10.1 of the Plan, the Administrative Committee is authorized to amend the Plan; and
WHEREAS, the Administrative Committee wishes to amend the Plan to: (i) provide that prorated matching contributions may be made to individuals who are Territory Directors for at least 6 months during a calendar year, but do not remain employed as Territory Directors on the last day of the year; and (ii) allow the Company’s Executive Vice President of Corporate Services to authorize additional matching and discretionary contributions to the Plan.
NOW, THEREFORE, the Plan is hereby amended as follows:

1.	Section 1.23 is amended to read as follows:

1.23    Eligible TD Participant will mean, for the allocation of Matching Contributions under Section 3.3(a), any Participant who, during a Plan Year, is classified as a Territory Director by the Participating Company that employs him, and either (i) is actively employed as a Territory Director by an Affiliate as of the last day of such Plan Year, (ii) is not in the active employ of an Affiliate on the last day of such Plan Year due to his death during such Plan Year, or (iii) is actively employed as a Territory Director by the Affiliates for at least 6 months during such Plan Year.

2.	Section 3.2(c) is amended to read as follows:

(c)    Amount.
(i)    Salary Deferrals. A Participant may elect to defer his Base Salary in 1% increments, up to a maximum of 75% (or such other maximum percentage and/or amount, if any, established by the Administrative Committee from Plan Year to Plan Year). A Participant who is a Territory Director may elect, in lieu of a percentage, to defer a specified dollar amount from his Base Salary. Notwithstanding the foregoing, a Participant’s deferral for a paycheck shall not exceed the amount of his Base Salary payable in such paycheck equal to the amount remaining after required withholdings under Federal Insurance Contributions Act.
(ii)    Bonus Deferrals. The Participant may elect to defer his Annual Bonus up to 100% (or such other maximum percentage and/or amount, if any, established by the Administrative Committee from Plan Year to Plan Year). A Participant who is a Territory Director may elect, in lieu of a percentage, to defer a specified dollar amount from his Annual Bonus, but not more than the total amount of the Annual Bonus. Any percentage election shall be applied to the Participant’s gross Bonus without reduction for any FICA Tax applicable to the Bonus, but the deferral amount shall be deducted after any FICA Tax applicable to the Bonus and other tax withholding related to the amount of such FICA Taxes as permitted under Code Section 409A, and shall not exceed the remaining amount of the Bonus after reduction for FICA Taxes and such related tax withholding.

3.	Section 3.3 is amended to read as follows:

3.3    Matching Contributions.
(a)    Matching Contributions for Territory Directors. With respect to each Eligible TD Participant who defers all or part of his Base Salary and/or Annual Bonus for a Plan Year, the Participating Company will make a Matching Contribution as determined under this subsection (a). In the case of an Eligible TD Participant who is employed as a Territory Director on the last day of the Plan Year or who dies during such Plan Year, the amount of such Matching Contribution will equal 100% of the first $100,000 (or any lesser amount) of the Eligible TD Participant’s Base Salary and/or Annual Bonus for such Plan Year that such Eligible TD Participant designates as a Deferral Contribution. In the case of an Eligible TD Participant who was an Eligible Participant for at least 6 months during such Plan Year, but was not employed as a Territory Director on the last day of the Plan Year and did not die during the Plan Year, the Eligible TD Participant will receive a Matching Contribution that is pro-rated by multiplying the amount determined under the preceding sentence by a fraction, the numerator of which is the number of completed calendar months in which the Participant was classified as a Territory Director by the Affiliates during the Plan Year and the denominator of which is 12; provided, however, that an Eligible TD Participant whose employment is terminated due to Cause (as defined in the Controlling Company’s long-term incentive plan and determined by the Administrative Committee in its sole discretion) will not receive any Matching Contribution. For clarity, the “Annual Bonus for a Plan Year” includes the Annual Bonus earned during such Plan Year and paid in the following Plan Year, and not any Annual Bonus paid during such Plan Year that was earned in a prior year. Any Matching Contributions made pursuant to this subsection (a) will be

100% vested at the time they are credited to the applicable Eligible TD Participant’s Account and will be distributed to such Eligible TD Participant at the same time and in the same form as the Deferral Contributions to which such Matching Contributions relate are distributed pursuant to Articles V and VI, subject to the terms of such Articles. Matching Contributions for a Plan Year made pursuant to this subsection (a) will be credited to an Eligible TD Participant’s Account during the first calendar quarter after the end of such Plan Year, and will be allocated to Annual Bonus deferrals first, then to Base Salary deferrals to the extent that the amount of Annual Bonus deferred for the year is less than $100,000.
(b)    Other Matching Contributions. If and to the extent the Chief Executive Officer of the Controlling Company, his duly authorized designee, the Executive Vice President of Corporate Services of the Controlling Company, or the Compensation Committee determines that, in addition to the Matching Contributions for Eligible TD Participants as described in subsection (a) hereof, the Controlling Company will make Matching Contributions for some or all Participants, then as of the end of each payroll period (or such other date or time as the Administrative Committee, in its sole discretion, determines from time-to-time), the Administrative Committee will credit to each Participant’s Account for such period a Matching Contribution equal to the amount of the Matching Contribution so determined.

4.	Section 3.4 is amended to read as follows:

3.4    Discretionary Contributions.
The amount of a Discretionary Contribution (if any) shall be determined by the Chief Executive Officer of the Controlling Company or his duly authorized designee, the Executive Vice President of Corporate Services of the Controlling Company, or the Compensation Committee, in his or its sole discretion. The Administrative Committee shall credit any such Discretionary Contribution to the Account of a Participant as of any Valuation Date.

5.	Section 3.8(a) is amended to read as follows:

(a)    General. A Participant shall at all times be fully vested in his Deferral Contributions, Stock Option Contributions and, for an Eligible TD Participant, his Matching Contributions made pursuant to Section 3.3(a), and the earnings credited to his Account with respect to such Deferral, Stock Option and Matching Contributions. Any Matching Contributions made pursuant to Section 3.3(b) and/or Discretionary Contributions credited to a Participant’s Account and the earnings credited with respect thereto shall vest in accordance with the vesting schedule(s) specified and made effective for such contributions by the Chief Executive Officer of the Controlling Company (to the extent duly authorized) or his duly authorized designee, the Executive Vice President of Corporate Services of the Controlling Company, or the Compensation Committee, as applicable, in his or its sole discretion.

6.	A new Section 5.2(a)(iii) is added to read as follows:

(iii) Matching Contributions Made after Separation. Notwithstanding subsections (i) and (ii), the Payment Date with respect to Matching Contributions that are credited to the Participant’s Account after the last day of the Plan Year in which the Participant Separates from Service (in accordance with Section 3.3(a)) shall be the later of the date determined under subsections (i) and (ii) or the date on which such Matching Contributions are credited to the Participant’s Account.

7.	Section 5.5 is amended to read as follows:

5.5    Distribution of Post-409A Account Discretionary Contributions.
(a)    Determination by Grantor. Subject to Section 5.4, distribution of any Discretionary Contributions from a Participant’s Post-409A Account shall be made in the form and at the time specified by the Chief Executive Officer of the Controlling Company (to the extent duly authorized) or his duly authorized designee, the Executive Vice President of Corporate Services of the Controlling Company, or the Compensation Committee, as applicable, when such Discretionary Contribution is declared.
(b)    Participant Election in Absence of Designation. If the Chief Executive Officer of the Controlling Company or his duly authorized designee, the Executive Vice President of Corporate Services of the Controlling Company, or the Compensation Committee, as applicable, does not designate a time and form of payment for a Discretionary Contribution as provided in subsection (a) with respect to a given Participant, such Discretionary Contribution shall be distributed at the same time and in the same form of payment determined under this Article applicable to such Participant’s Salary Deferral Election, if any (including any modifications thereafter made in accordance with the provisions of this Article), applicable to the Plan Year in which the Discretionary Contribution is made.
(c)    No Designation and No Deferral Election. If the Chief Executive Officer of the Controlling Company or his duly authorized designee, the Executive Vice President of Corporate Services of the Controlling Company, or the Compensation Committee, as applicable, does not designate a time and form of payment for a Discretionary Contribution as provided in subsection (a), and the Participant does not have a Salary Deferral Election in effect for the Plan Year in which the Discretionary Contribution is made, such Discretionary Contribution shall be distributed in the form provided in Section 5.2(b)(i), and the Payment Date for such Discretionary Contribution shall be determined under Section 5.2(a)(i).

IN WITNESS WHEREOF, an officer of Aflac Incorporated has executed this Amendment as of the date written below.

Aflac Incorporated

By:	/s/ Matthew Owenby
(Matthew Owenby)

Title:	Vice President, Human Resources

Date:	December 31, 2013

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